HART & TRINEN, LLP
                                ATTORNEYS AT LAW
                             1624 Washington Street
                                Denver, CO 80203
William T. Hart, P.C.              ________           Email:  harttrinen@aol.com
Donald T. Trinen                                      Facsimile:  (303) 839-5414
                                  (303) 839-0061
--

Will Hart
                                  April 5, 2012

Securities and Exchange Commission
Attn: John Krug
Division of Corporation Finance
100 F Street, NE
Washington, DC 20549-4561

      Re:   Naprodis, Inc.
            Amendment No. 8 to Registration Statement on Form S-1
            File No. 333-122009

     This office represents Naprodis, Inc. (the "Company"). Amendment No. 8 to the Company's Registration Statement has been filed with the Commission. Note 10 to the Company's financial statements dated November 30, 2011 has been modified in response to the staff's comment received by letter dated March 30, 2012.

     If you should have any questions concerning the foregoing, please do not hesitate to contact the undersigned.

                                    Very Truly Yours,

                                    HART & TRINEN, L.L.P.

                                    /s/ William T. Hart

                                    William T. Hart

WTH:cm


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